Exhibit 8

SUBSIDIARIES

Our wholly-owned subsidiaries are:

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Caradas, Inc., a Delaware corporation.

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DSS Software Technologies, a California corporation, (inactive, listed as ‘discontinued operations’)

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Diversinet Corporation of America, a Delaware corporation, (inactive)

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Diversinet Inc., an Ontario corporation, (inactive)

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Diversinet (Israel) Ltd., an Israeli corporation (inactive)

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The Instant Publisher Ltd., a Barbados corporation, (inactive)

Our joint venture is:

Atria Limited, a 50% owned joint venture that operated in Hong Kong, (inactive)